Exhibit 10.1
Execution Version
FIRST AMENDMENT TO REVOLVING CREDIT AGREEMENT
          THIS FIRST AMENDMENT TO REVOLVING CREDIT AGREEMENT is dated as of April 6, 2011 (this “Amendment”) by and among AMSURG CORP., a Tennessee corporation (the “Borrower”), the Lenders which have delivered signature pages to this Amendment in accordance herewith (the “Consenting Lenders”) and SUNTRUST BANK, in its capacity as administrative agent for the Lenders (the “Administrative Agent”).
          WHEREAS, the Borrower, the Lenders and the Administrative Agent are parties to that certain Revolving Credit Agreement dated as of May 28, 2010 (the “Credit Agreement”);
          WHEREAS, the Borrower has requested (i) an increase in the Aggregate Revolving Commitments pursuant to Section 2.23 of the Credit Agreement in the amount of $75,000,000 and (ii) certain amendments to the Credit Agreement; and
          WHEREAS, the Borrower, the Consenting Lenders and the Administrative Agent desire to amend certain provisions of the Credit Agreement and reflect an Incremental Facility Amendment, all on the terms and conditions contained herein.
          NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties hereto hereby agree as follows:
     Section 1. Specific Amendments.
          (a) Section 1.1 of the Credit Agreement is hereby amended by adding the following new definitions in the appropriate alphabetical order:
“First Amendment” means that certain First Amendment to Revolving Credit Agreement dated as of April 6, 2011 by and among the Borrower, certain Lenders party thereto and the Administrative Agent.
“NSC Acquisition” means the consummation of the acquisition pursuant to the NSC Acquisition Agreement.
“NSC Acquisition Agreement” means that certain Merger Agreement, dated on or about April 7, 2011 by and among the Borrower, AmSurg Merger Corporation, National Surgical Care, Inc. and the other parties thereto.
          (b) Section 1.1 of the Credit Agreement is hereby further amended by deleting the defined terms “Change in Law” and “EBITDA” in their entireties and substituting in lieu thereof the following:
“Change in Law” means (i) the adoption of any applicable law, rule or regulation after the date of this Agreement, (ii) any change in any applicable law, rule or regulation, or any change in the interpretation or application thereof, by any Governmental Authority after the date of this Agreement, or (iii) compliance by any Lender (or its Applicable Lending Office) or the Issuing Bank (or for purposes of Section 2.17(b), by the parent corporation of such Lender or the Issuing Bank, if applicable) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement; provided, however, that notwithstanding anything herein to the contrary (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.
“EBITDA” means, for the Borrower and its Subsidiaries on a consolidated basis for any period, an amount equal to the sum of Consolidated Net Income for such period plus, without duplication, and to the extent deducted in computing Consolidated Net Income for such period, the sum of (a) income taxes, (b) Consolidated Interest Expense, (c) depreciation and amortization expense, in each case determined on a consolidated basis in accordance with GAAP; (d) to the extent applicable, stock option compensation costs applicable under (and calculated in accordance with) FASB ASC 718; (e) all non-cash charges for such period taken for the impairment of goodwill in accordance with FASB ASC 350, but excluding any non-cash charge that will result in a cash charge in a future period; and (f) all documented fees and expenses actually paid in connection with the First Amendment and the NSC Acquisition in an aggregate amount not to exceed $10,000,000; provided, however, that, to the extent included in Consolidated Net Income, there shall be excluded the effect of any change in valuation based on the exercise of any rights granted pursuant to the “Series 1 Contingent Value Rights Agreement” and “Series 2 Contingent Value Rights Agreement”, as such terms are defined in the NSC Acquisition Agreement; provided, further, with respect to any Person that became a Subsidiary of, or was merged with or consolidated into, the Borrower or any Wholly Owned Subsidiary during such period, “EBITDA” shall also include the EBITDA of such Person during such period and prior to the date of such acquisition, merger or consolidation; and provided, further, with respect to any Person that ceased to be a Subsidiary, or was the subject of a Disposition during any measurement period, “EBITDA” shall not include the EBITDA of such Person for such measurement period, such calculations under this proviso to be detailed with supporting documentation and measured to the Administrative Agent’s reasonable satisfaction.
          (c) Section 1.3 of the Credit Agreement is hereby amended by adding the following at the end of such Section:

“Notwithstanding anything herein or under GAAP to the contrary, all real property leases of the Borrower and/or its Subsidiaries, whether now existing or hereafter entered into, acquired or assumed by the Borrower or such Subsidiary, shall be deemed for all purposes under this Agreement (including for accounting purposes, for the defined terms used herein and for purposes of determining compliance with the financial and other covenants herein) to be operating leases and shall not be accounted for as Capital Lease Obligations.”
          (d) Section 2.23 of the Credit Agreement is hereby amended by deleting subsection (a) in its entirety and substituting in lieu thereof the following:
“(a) The Borrower may, upon at least 10 days’ written notice to the Administrative Agent (who shall promptly provide a copy of such notice to each Lender), from time to time propose to increase the Aggregate Revolving Commitments by an aggregate amount not to exceed (x) the amount of the increase of the Aggregate Revolving Commitments effected pursuant to the First Amendment plus (y) $150,000,000 (the amount of any such increase, the “Additional Commitment Amount”); provided, however, that each Additional Commitment Amount shall be in a principal amount of not less than $10,000,000 or a larger multiple of $5,000,000. Each Lender shall have the right for a period of 10 days following receipt of such notice, to elect by written notice to the Borrower and the Administrative Agent to increase its Revolving Commitment by a principal amount equal to its Pro Rata Share of the Additional Commitment Amount. Any Lender who does not respond within such 10 day period shall be deemed to have elected not to increase its Revolving Commitment. No Lender (or any successor thereto) shall have any obligation to increase its Revolving Commitment or its other obligations under this Agreement and the other Loan Documents, and any decision by a Lender to increase its Revolving Commitment shall be made in its sole discretion independently from any other Lender.”
          (e) Section 2.24 of the Credit Agreement is hereby amended by deleting such Section in its entirety and substituting in lieu thereof the following:
“(a) If any Lender becomes a Defaulting Lender, (b) upon the occurrence of an event giving rise to the operation of Section 2.16, Section 2.17 or Section 2.19 with respect to any Lender which results in such Lender charging to the Borrower increased costs or such other amounts due thereunder, or (c) in connection with any proposed amendment, waiver, or consent where the consent of all of the Lenders, or all of the Lenders directly affected thereby, is required pursuant to Section 10.2, if any Lender refuses to consent to such amendment, waiver or consent as to which the Required Lenders have consented, then, in each case, the Borrower shall have the right, if no Default or Event of Default then exists, and if no Default or Event of Default will exist immediately after giving effect to such replacement), to replace such Lender (the “Replaced Lender”) with one or more other Eligible Transferees, none of whom shall constitute a Defaulting Lender at the time of such replacement (collectively, the “Replacement Lender”) and each of whom shall be required to be reasonably acceptable to the Administrative Agent; provided, that (i) at the time of any replacement pursuant to this Section, the Replacement Lender shall enter into one or more Assignment and Acceptance pursuant to Section 10.4 (and with all fees payable pursuant to said Section to be paid by the Replacement Lender) pursuant to which the Replacement Lender shall acquire all of the Commitments and outstanding Loans of, and participations in Letters of Credit by, the Replaced Lender and, in connection therewith, shall pay to (x) the Replaced Lender in respect thereof an amount equal to the sum of (I) an amount equal to the principal of, and all accrued interest on, all outstanding Loans of the Replaced Lender, (II) an amount equal to all LC Disbursements that have been funded by (and not reimbursed to) such Replaced Lender, together with all then unpaid interest with respect thereto at such time, and (III) an amount equal to all accrued, but theretofore unpaid, fees owing to the Replaced Lender, (y) the Issuing Bank an amount equal to such Replaced Lender’s Pro Rata Share of any LC Disbursements (which at such time remains unpaid) to the extent such amount was not theretofore funded by such Replaced Lender to the Issuing Bank, and (z) the Swingline Lender an amount equal to such Replaced Lender’s Pro Rata Share of any Swingline Loan to the extent such amount was not theretofore funded by such Replaced Lender to the Swingline Lender, (ii) all obligations of the Borrower due and owing to the Replaced Lender at such time shall be paid in full to such Replaced Lender concurrently with such replacement, and (iii) in the case of clause (c) above, the Replacement Lender shall have agreed to provide its consent to the requested amendment, waiver or consent. Upon the execution of the respective Assignment and Acceptance, the payment of amounts referred to in clauses (i) and (ii) above and delivery, if requested by the Replacement Lender, of the appropriate Note or Notes executed by the Borrower, the Replacement Lender shall become a Lender hereunder and the Replaced Lender shall cease to constitute a Lender hereunder, except with respect to indemnification provisions under this Agreement, which shall survive as to such Replaced Lender.”
          (f) Section 5.1 of the Credit Agreement is hereby amended by deleting clause (c) of such Section in its entirety and substituting in lieu thereof the following:
“(c) concurrently with the delivery of the financial statements referred to in clauses (a) and (b) above, a Compliance Certificate signed by a Responsible Officer in the form of Schedule 5.1(c), (i) certifying as to whether there exists a Default or Event of Default on the date of such certificate, and if a Default or an Event of Default then exists, specifying the details thereof and the action which the Borrower has taken or proposes to take with respect thereto, (ii) setting forth in reasonable detail calculations demonstrating compliance with Article VI, Section 7.4(g), Section 7.5 (showing the amount of any dividends and any purchases of treasury stock) and Section 7.6 (showing compliance with Section 7.6(c)), (iii) providing a reconciliation of all calculations and determinations made therein both before and after giving effect to the last sentence of Section 1.3 in such detail as may be requested by the Administrative Agent and (iv) stating whether any change in GAAP or the application thereof has occurred since the date of the Borrower’s audited financial statements referred to in Section 4.4 and, if any change has occurred, specifying the effect of such change on the financial statements accompanying such certificate;”
          (g) Section 6.1 of the Credit Agreement is hereby amended by deleting such section in its entirety and substituting in lieu thereof the following:
“Section 6.1. Leverage Ratio. The Borrower shall maintain, on a consolidated basis and as calculated at the end of each Fiscal Quarter, a Leverage Ratio of not greater than 3.25 to 1.00; provided, however, with respect to the Fiscal Quarter in which the NSC Acquisition is closed and each of the three immediately following Fiscal Quarters, the Borrower shall maintain a Leverage Ratio of not greater than 3.75 to 1.00 instead of 3.25 to 1.00, and for each Fiscal Quarter thereafter, the Borrower shall maintain a Leverage Ratio of not greater than 3.25 to 1.00.”
     Section 2. Incremental Facility Amendment. The parties hereto intend that this Amendment shall constitute an Incremental Facility Amendment in connection with the Borrower’s increase in the Aggregate Revolving Commitments in the amount of $75,000,000 pursuant to Section 2.23 of the Credit Agreement. The Lenders waive the requirement in Section 2.23(a) of the Credit Agreement that the Borrower provide at least 15 days’ written notice to the Administrative Agent (and the Administrative Agent provide a copy of such notice to each Lender) in connection with the proposed increase the Aggregate Revolving Commitments contemplated hereby. Immediately after giving effect to this Amendment, the Aggregate Revolving Commitments shall be equal to $450,000,000 and the Revolving Commitment of each Lender shall be as follows:

Lender	Revolving Commitment
SunTrust Bank	$51,300,000
Regions Bank	$50,000,000
Bank of America, N.A.	$45,000,000
JPMorgan Chase Bank, N.A.	$39,000,000
Raymond James Bank, FSB	$33,000,000
US Bank National Association	$32,500,000
Branch Banking and Trust Company	$30,000,000
Fifth Third Bank, N.A.	$26,400,000
Wells Fargo Bank, N.A.	$26,400,000
Compass Bank	$24,000,000
First Tennessee Bank National Association	$24,000,000

Lender	Revolving Commitment
KeyBank National Association	$24,000,000
Union Bank, N.A.	$18,000,000
The Bank of Nashville	$14,000,000
Goldman Sachs Bank USA	$7,000,000
Avenue Bank	$5,400,000

Total:	$450,000,000

     Section 3. Approval of NSC Acquisition.
          (a) In connection with the NSC Acquisition, the Administrative Agent and the Consenting Lenders acknowledge that the conditions and information required to be delivered pursuant to Section 7.13 of the Credit Agreement with respect to the NSC Acquisition have been satisfied by the Borrower (except for the delivery of certain pro forma calculations required to be delivered pursuant to Section 6(vi) of this Amendment).
          (b) Subject to satisfaction of the conditions precedent in Section 6 hereof, the Administrative Agent and the Consenting Lenders hereby provide their approval of the NSC Acquisition.
     Section 4. Other Documents. All other Loan Documents executed and delivered in connection with the Credit Agreement are hereby amended to the extent necessary to conform to this Amendment.
     Section 5. Payment of Fees and Expenses. The Borrower agrees to pay or reimburse the Administrative Agent for its reasonable out-of-pocket fees, costs and expenses incurred in connection with the preparation, negotiation, execution and delivery of this Amendment and the other documents and agreements executed and delivered in connection herewith.
     Section 6. Conditions Precedent. The effectiveness of this Amendment is subject to the satisfaction of the following conditions precedent:
(i) The Administrative Agent shall have received a counterpart of this Amendment (and any other documents necessary to evidence the transactions relating thereto) duly executed by the Borrower, each of the Consenting Lenders (so long as the Consenting Lenders shall constitute Required Lenders) and the Administrative Agent;
(ii) No Default or Event of Default shall exist;

(iii) A Reaffirmation of Obligations Under Loan Documents (the “Reaffirmation”) duly executed by the Borrower and each other Loan Party, in the form of Exhibit A attached hereto;
(iv) Certified copies of resolutions of the board of directors (or equivalent thereof) of (x) the Borrower, approving the execution, delivery and performance of this Amendment and the other documents to be executed in connection herewith and authorizing the incurrence of the additional Obligations contemplated hereby and (y) each other Loan Party, stating that such additional Obligations are entitled to benefits of the Security Documents and other Loan Documents;
(v) A favorable opinion of Bass Berry & Sims PLC, counsel to the Borrower and the other Loan Parties, addressed to the Administrative Agent and the Lenders and covering such matters relating to this Amendment and the transactions contemplated hereby in form and substance satisfactory to the Administrative Agent and its counsel;
(vi) A certificate of the chief financial officer of the Borrower demonstrating compliance on a Pro Forma Basis with the financial covenants contained in Article VI of the Credit Agreement after the NSC Acquisition is completed, in form and substance satisfactory to the Administrative Agent;
(vii) The Administrative Agent shall have received, for itself and on behalf of the Lenders, all fees and expenses contemplated by (i) that certain engagement letter dated February 8, 2011 between SunTrust Robinson Humphrey, Inc. and the Borrower and (ii) Section 5 hereof;
(viii) The Administrative Agent shall have received a duly executed copy of an amendment to the Note Purchase Agreement, in form and substance satisfactory to the Administrative Agent and its counsel; and
(ix) Such other documents, instruments, agreements, certifications and opinions as the Administrative Agent, on behalf of the Lenders, may reasonably request.
     Section 7. Representations. The Borrower represents and warrants to the Administrative Agent and the Lenders that:
(a) Authorization. Each of the Borrower and the other Loan Parties have the right and power, and have taken all necessary action to authorize them, to execute and deliver this Amendment and the Reaffirmation and to perform their respective obligations hereunder and under the Credit Agreement, as amended by this Amendment, and the other Loan Documents to which they are a party in accordance with their respective terms. This Amendment has been duly executed and delivered by a duly authorized officer of the Borrower and the Loan Parties and each of this Amendment and the Credit Agreement, as amended by this Amendment, is a legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its respective terms.

(b) Compliance with Laws. The execution and delivery by the Borrower and the other Loan Parties of this Amendment and the Reaffirmation and the performance by the Borrower of this Amendment and the Credit Agreement, as amended by this Amendment, in accordance with their respective terms, do not and will not, by the passage of time, the giving of notice or otherwise: (i) require any consent or approval of, registration or filing with, or any action by, any Governmental Authority or any other Person or violate any Requirements of Law applicable to the Loan Parties or any judgment, order or ruling of any Governmental Authority; (ii) violate or result in a default under any indenture, material agreement (including the Private Placement Documents) or other material instrument binding on the Loan Parties or any of their assets or give rise to a right thereunder to require any payment to be made by the Loan Parties; or (iii) result in the creation or imposition of any Lien on any asset of the Loan Parties.
(c) Reaffirmation. As of the date of this Amendment and immediately after giving effect to this Amendment, all representations and warranties of each Loan Party set forth in the Loan Documents is true and correct in all material respects (except to the extent that any such representation or warranty expressly relates to a specified earlier date, in which case such representation or warranty shall be true and correct as of such earlier date).
(d) No Default. As of the date hereof and immediately after giving effect to this Amendment, no Default or Event of Default shall exist.
(e) No Impairment of Liens. The execution, delivery, performance and effectiveness of this Amendment will not: (a) impair the validity, effectiveness or priority of the Liens granted pursuant to any Loan Document, and such Liens continue unimpaired with the same priority to secure repayment of all of the applicable Obligations, whether heretofore or hereafter incurred, and (b) require that any new filings be made or other action taken to perfect or to maintain the perfection of such Liens.
(f) Financial Covenants. As of the date hereof and immediately after giving effect to this Amendment, the Borrower is in compliance on a Pro Forma Basis with the financial covenants set forth in Article VI of the Credit Agreement recomputed as of the last day of the most recently ended Fiscal Quarter for which financial statements are available.
(g) No Material Adverse Effect. Since the date of the most recent financial statements of the Borrower described in Section 5.1(a) of the Credit Agreement, there has been no change which has had or could reasonably be expected to have a Material Adverse Effect.
(h) Loan Parties. As of the date hereof, the parties listed as signatories to the Reaffirmation represent a true, correct and complete list of the all the Loan Parties.
     Section 8. Release. In consideration of the amendments contained herein, the Borrower hereby waives and releases each of the Lenders, the Administrative Agent and the Issuing Bank from any and all claims and defenses, known or unknown as of the date hereof, with respect to the Credit Agreement and the other Loan Documents and the transactions contemplated thereby.

     Section 9. Effect; Ratification.
          (a) Except as expressly herein amended, the terms and conditions of the Credit Agreement and the other Loan Documents remain unchanged and continue to be in full force and effect. The amendments contained herein shall be deemed to have prospective application only, unless otherwise specifically stated herein. The Credit Agreement is hereby ratified and confirmed in all respects. Each reference to the Credit Agreement in any of the Loan Documents (including the Credit Agreement) shall be deemed to be a reference to the Credit Agreement, as amended by this Amendment.
          (b) Nothing contained herein shall be deemed to constitute a waiver of compliance with any term or condition contained in the Credit Agreement or any of the other Loan Documents, or constitute a course of conduct or dealing among the parties. The Administrative Agent and the Lenders reserve all rights, privileges and remedies under the Loan Documents.
          (c) Nothing in this Amendment is intended, or shall be construed, to constitute a novation or an accord and satisfaction of any of the Obligations or to modify, affect or impair the perfection, priority or continuation of the security interests in, security titles to or other Liens on any collateral (including the Collateral) securing the Obligations.
          (d) This Amendment constitutes the entire agreement and understanding among the parties hereto with respect to the subject matter hereof and supersedes any and all prior agreements and understandings, oral or written, relating to the subject matter hereof.
          (e) This Amendment may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which when so executed and delivered shall be deemed to be an original, but all of which when taken together shall constitute a single instrument. Delivery of an executed counterpart of a signature page of this Amendment by facsimile transmission or by email in Adobe “.pdf” format shall be effective as delivery of a manually executed counterpart hereof.
     Section 10. Further Assurances. The Borrower agrees to, and to cause any Loan Party to, take all further actions and execute such other documents and instruments as the Administrative Agent may from time to time reasonably request to carry out the transactions contemplated by this Amendment, the Loan Documents and all other agreements executed and delivered in connection herewith.
     Section 11. Miscellaneous. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF TENNESSEE WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THEREOF. This Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective permitted successors and assigns.
     Section 12. Severability. In case any provision of or obligation under this Amendment shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.
     Section 13. Definitions. All capitalized terms not otherwise defined herein are used herein with the respective definitions given them in the Credit Agreement.
[Signature Pages Follow]

     IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to Revolving Credit Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

BORROWER:

AMSURG CORP.

By:	/s/ Claire M. Gulmi

Title:	Executive Vice President, Chief Financial Officer and Secretary

LENDER:

SUNTRUST BANK
as Administrative Agent, as Issuing Bank, and as a Lender

By:	/s/

Title:

LENDER:

REGIONS BANK

By:	/s/

Title:

LENDER:

BANK OF AMERICA, N.A.

By:	/s/

Title:

LENDER:

JPMORGAN CHASE BANK, N.A.

By:	/s/

Title:

LENDER:

US BANK NATIONAL ASSOCIATION

By:	/s/

Title:

LENDER:

RAYMOND JAMES BANK, FSB

By:	/s/

Title:

LENDER:

BRANCH BANKING AND TRUST COMPANY

By:	/s/

Title:

LENDER:

FIFTH THIRD BANK, N.A.

By:	/s/

Title:

LENDER:

WELLS FARGO BANK, N.A.

By:	/s/

Title:

LENDER:

COMPASS BANK

By:	/s/

Title:

LENDER:

FIRST TENNESSEE BANK NATIONAL ASSOCIATION

By:	/s/

Title:

LENDER:

KEYBANK NATIONAL ASSOCIATION

By:	/s/

Title:

LENDER:

UNION BANK, N.A.

By:	/s/

Title:

LENDER:

THE BANK OF NASHVILLE

By:	/s/

Title:

LENDER:

GOLDMAN SACHS BANK USA

By:	/s/

Title:

LENDER:

AVENUE BANK

By:	/s/

Title:

EXHIBIT A
REAFFIRMATION OF OBLIGATIONS UNDER LOAN DOCUMENTS
          Reference is hereby made to that certain Revolving Credit Agreement dated as of May 28, 2010 among AmSurg Corp. (the “Borrower”), the Lenders party thereto and SunTrust Bank, as Administrative Agent (as amended and in effect on the date hereof, the “Credit Agreement”; capitalized terms used herein and not defined herein have the meanings ascribed to such terms in the Credit Agreement).
          Each of the undersigned Loan Parties hereby: (i) agrees that (A) the amendments contained in the First Amendment to Revolving Credit Agreement dated as of the date hereof (the “First Amendment”) shall not in any way affect the validity and/or enforceability of any Loan Document, or reduce, impair or discharge the obligations of such Person thereunder and (B) nothing in the First Amendment is intended, or shall be construed, to constitute a novation or an accord and satisfaction of any of the Obligations or to modify, affect or impair the perfection, priority or continuation of the security interests in, security titles to or other Liens on any collateral (including the Collateral) securing the Obligations; (ii) reaffirms its continuing obligations owing to the Administrative Agent and the Lenders under each of the other Loan Documents to which such Person is a party; and (iii) confirms that the liens and security interests created by the Loan Documents continue to secure the Obligations.
          Each of the undersigned Loan Parties (other than the Borrower) hereby represents and warrants to the Administrative Agent and the Lenders that each of the representations and warranties applicable to such Loan Party made by the Borrower in Section 7 of the First Amendment are true and correct.
          This Reaffirmation shall be construed in accordance with and be governed by the law of the State of Tennessee.
[Signature page follows]

     IN WITNESS WHEREOF, each of the undersigned has duly executed and delivered this Reaffirmation of Obligations under Loan Documents as of April 6, 2011.

AMSURG CORP.

By:	/s/ Claire M. Gulmi
Name: Claire M. Gulmi
Title: Executive Vice President, Chief Financial Officer, and Secretary

AmSurg Holdings, Inc.
AmSurg Anesthesia Management Services, LLC
AmSurg EC Topeka, Inc.
AmSurg EC St. Thomas, Inc.
AmSurg EC Beaumont, Inc.
AmSurg KEC, Inc.
AmSurg EC Santa Fe, Inc.
AmSurg EC Washington, Inc.
AmSurg Torrance, Inc.
AmSurg Abilene, Inc.
AmSurg Suncoast, Inc.
AmSurg Lorain, Inc.
AmSurg La Jolla, Inc.
AmSurg Hillmont, Inc.
AmSurg Palmetto, Inc.
AmSurg Northwest Florida, Inc.
AmSurg Ocala, Inc.
AmSurg Maryville, Inc.
AmSurg Miami, Inc.
AmSurg Burbank, Inc.
AmSurg Melbourne, Inc.
AmSurg El Paso, Inc.
AmSurg Crystal River, Inc.
AmSurg Abilene Eye, Inc.
AmSurg Inglewood, Inc.
AmSurg Glendale, Inc.
AmSurg San Antonio TX, Inc.
AmSurg San Luis Obispo CA, Inc.
AmSurg Temecula CA, Inc.
AmSurg Escondido CA, Inc.
AmSurg Scranton PA, Inc.
AmSurg Arcadia CA Inc.
AmSurg Main Line PA, Inc.
AmSurg Oakland CA, Inc.
AmSurg Lancaster PA, Inc.

AmSurg Pottsville PA, Inc.
AmSurg Glendora CA, Inc.
AmSurg Kissimmee FL, Inc.
AmSurg Altamonte Springs FL., Inc.
AmSurg New Port Richey FL, Inc.
AmSurg EC Centennial, Inc.
AmSurg Naples, Inc.

By:	/s/ Claire M. Gulmi
Name: Claire M. Gulmi
Title: Vice President, Secretary and Treasurer